UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2007

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 18, 2007, Sequiam Corporation (the “Company”) received a written notice (the “Notice”) from Biometrics Investors, LLC (“Biometrics”) that the Company violated the Subordination Agreement, dated March 30, 2007, by and among Mark Mroczkowski, Nick VandenBrekel and Biometrics (the “Subordination Agreement”) because the Company paid a debt owed to Mr. VandenBrekel that was classified as a “Junior Liability”.  According to the Notice, the Company’s violation of the Subordination Agreement constituted an event of default under Section 14(b) of the Agreement, dated March 30, 2007, between the Company and Biometrics (the “Loan Agreement”), unless cured by the Company within the 30 days curative period following the date of the Notice (July 15, 2007). The Subordination Agreement was entered into simultaneously with the Loan Agreement in connection with the Company borrowing an additional $2,500,000 from Biometrics. The total amount borrowed from Biometrics is currently $5,715,119 (the "Liabilities"). If the Company fails to cure the default set forth in the Notice, then Biometrics may (a) accelerate payment of the Liabilities and immediately demand payment in the amount of approximately $5,755,000 and (b) foreclose on substantially all of the assets of the Company.

On June 21, 2007, the Company received an additional written notice (the “Additional Notice”) from Biometrics stating that for so long as Mr. VandenBrekel is in full compliance with the terms of the Agreement described below, Biometrics would refrain from enforcing its rights under the Loan Agreement with respect to the defaults that were identified in the Notice.

On June 20, 2007, Nick VandenBrekel and Biometrics entered into an Agreement (the “Agreement”) which provides that Mr. VandenBrekel will purchase 100% of Biometrics for a purchase price equal to Biometrics’ out of pocket investment plus accrued interest, all costs of the transaction, and all expenses incurred by Biometrics related to its investment in the Company (the “Purchase Price”). Closing is to be no later than August 20, 2007 (the “Closing Date”). The Agreement also states that from June 20, 2007 to the Closing Date, Mr. VandenBrekel will provide 100% of the working capital needed by the Company as determined by Biometrics. The Company is not a party to this Agreement.

If Mr. VandenBrekel fails to fully fund the Purchase Price on or before the Closing Date or fails to provide the working capital required by the Company from June 20, 2007 to the Closing Date, then Mr. VandenBrekel will resign his current role and agree to serve the Company in any capacity that Biometrics requires for two years at a fixed salary of $200,000 per annum. Additionally, Mr. VandenBrekel will assign to Biometrics the five million stock options granted to him by the Company and eleven million common shares of the Company owned by him. The common shares will be held in escrow and may be returned to Mr. VandenBrekel at the sole discretion of Biometrics at the end of the two-year service period.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

    The information provided in response to Item 2.04 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)           Pro Forma Financial Information.

                   Not Applicable

               (c)            Shell Company Transactions.

             Not Applicable

(d)           Exhibits.

                   Number       Description

10.1	Notice under Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated June 15, 2007

10.2	Notice under Loan Agreement dated as of March 30, 2007, between Sequiam Corporation and Biometrics Investors, LLC, dated June 21, 2007

99.1	Agreement between Nick VandenBrekel and Biometrics Investors, LLC, dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: June 22, 2007
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer